Exhibit 10.5

INTERCREDITOR AGREEMENT

This lntercreditor Agreement is made as of 15 April 2021 by and among SB Invesco LLC, a Wyoming limited liability company having offices at 50 Central Avenue, Suite 800, Sarasota, FL 34236 (the “Lender”), 2672237 Ontario Limited, an Ontario limited company having offices at 535 Millway Avenue, Unit 3, Concord, Ontario L4K 3V4, Midcity Capital Ltd., an Ontario limited company having offices at 504 Russell Hill Road, Toronto, Ontario M5P 2S9, Canada and Yonah Kalfa, an individual resident of the State of Israel, having an address at 9 Raban Gamliel St., Raanana, 434024 Israel (each a “Junior Loans Creditor” and collectively the “Junior Loans Creditors”), and Slinger Bag Inc., a Nevada corporation having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“Parent”), Slinger Bag Americas Inc., a Delaware corporation having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“Slinger Bag Americas”), Slinger Bag Canada, Inc., a Canadian company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“SBC”), Slinger Bag International (UK) Limited, a United Kingdom of Great Britain and Northern Ireland limited company having offices at Annecy Court Ferry Works, Summer Road, Thames Ditton, Surrey, England, KT7 0QJ (“SB UK”) and Slinger Bag Ltd., an Israeli company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“SBL;” Slinger Bag Americas, SBC, SB UK, SBL and the Parent are referred to collectively, jointly and severally, as the “Borrower”).

BACKGROUND:

A. Reference is made to the Business Loan and Security Agreement dated as of even date herewith (as amended, modified, supplemented, or restated and in effect from time to time, the “First Lien Credit Agreement”) by and among the Borrower and the Lender, pursuant to which the Lender has agreed to extend credit to the Borrower on the terms and subject to the conditions specified in the First Lien Credit Agreement. All of the Borrower’s obligations under the First Lien Credit Agreement and the other First Lien Loan Documents (as defined below) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property assets of the Borrower granted to the Lender (the “Collateral”).

B. Reference is also made to those Loan Agreements set forth on Exhibit A hereto (as amended, modified, supplemented, or restated and in effect from time to time, the “Junior Loan Agreements”) by and among the Borrower and the Junior Loans Creditors, pursuant to which such lenders have agreed to extend unsecured credit to the Borrower on the terms and subject to the conditions specified in the Junior Loan Agreements.

C. Pursuant to the terms of the First Lien Credit Agreement, the Junior Loans Creditors and the Borrower are required to enter into this Agreement (as defined below) with the Lender.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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1.	Definitions and Interpretation.

1.1 Definitions. The following terms shall have the following meanings in this Agreement. All other terms not defined herein shall have the meanings ascribed to them in the First Lien Credit Agreement.

“Agreement” means this lntercreditor Agreement, as amended, restated, renewed, extended, supplemented, or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Collateral” has the meaning set forth in the Background.

“Distribution” means, with respect to any indebtedness, obligation, or security, including the Junior Loan Obligations (a) any payment or distribution by any Person of cash, securities, or other property, by set-off or otherwise, on account of such indebtedness, obligation, or security, or (b) any redemption, purchase, or other acquisition of such indebtedness, obligation, or security by any Person.

“First Lien Credit Agreement” has the meaning set forth in the Recitals.

“First Lien Event of Default” means any Event of Default described in any First Lien Loan Document.

“First Lien Loan Documents” means the First Lien Credit Agreement and all Loan Documents (as defined in the First Lien Credit Agreement) and, after any refinancing of the First Lien Obligations under the First Lien Loan Documents, the applicable refinancing documents.

“First Lien Obligations” means all obligations, liabilities, and indebtedness of every nature of the Borrower from time to time owed to the Lender under the First Lien Loan Documents, including, without limitation, the Obligations (as defined in the First Lien Credit Agreement), any debtor-in-possession financing furnished by the Lender after the commencement of an Insolvency Proceeding, together with (a) any amendments, modifications, renewals, or extensions thereof, and (b) any interest, fees, and other charges accruing thereon or due or to become due with respect thereto after the commencement of any Insolvency Proceeding, without regard to whether or not such interest, fees, and other charges constitute an allowed claim. First Lien Obligations shall be considered to be outstanding whenever any commitment under any First Lien Loan Document is outstanding.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, or assignment for the benefit of creditors, for each of the foregoing events whether under the Bankruptcy Code or any similar federal, state, or foreign bankruptcy, insolvency, reorganization, receivership, or similar law.

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“Junior Loan Agreements” has the meaning set forth in the Recitals.

“Junior Loans Creditor” has the meaning set forth in the Preamble as well as collectively with each other holder from time to time of the Junior Loan Obligations.

“Junior Loan Event of Default” means any Event of Default as such term is defined in any of the Junior Loan Documents.

“Junior Loan Documents” means the Junior Loan Agreements and all agreements, documents, and instruments entered into in connection therewith.

“Junior Loan Obligations” means all of the obligations of the Borrower to any Junior Loans Creditor, whether now existing or hereafter arising and evidenced by or incurred pursuant to the Junior Loan Documents.

“Lender” means, collectively, the Lender and each other holder from time to time of the First Lien Obligations.

“Lender’ Rights and Remedies” has the meaning set forth in Section 9.7.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

“Paid in Full” means that, with respect to the First Lien Obligations (a) all of the First Lien Obligations have been paid, performed, or discharged in full (with all First Lien Obligations consisting of monetary or payment obligations having been paid in full in cash); (b) no Person has any further right to obtain any loans, letters of credit, or other extensions of credit under the First Lien Loan Documents; and (c) any and all letters of credit or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized) in accordance with the terms of such documents.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its affiliates.

“UCC” means the Uniform Commercial Code as in effect in the state of Wyoming from time to time.

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1.2 Terms Generally.

(a) All terms defined in the UCC, unless otherwise defined herein, shall have the meanings set forth therein.

(b) The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, replaced, or extended;

(ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(iii) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(iv) any references to sections, subsections, clauses, or paragraphs shall be references to sections, subsections, clauses, and paragraphs in this Agreement;

(v) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and

(vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

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2.	Lien Priorities and Security Interests.

2.1 Seniority of Liens Securing First Lien Obligations. Until the First Lien Obligations have been Paid in Full, any Junior Loans Creditor’s security interest in and Lien on the Collateral to secure the Junior Loan Obligations, attached or perfected in contravention of this Agreement or otherwise, shall be and hereby are subordinate for all purposes and in all respects to the Lender’s security interests in and Liens on the Collateral to secure the First Lien Obligations, regardless of the order or time of attachment, or the order, time, or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien. The Lien priorities set forth in the immediately preceding sentence shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement, or refinancing of any of the First Lien Obligations or the Junior Loan Obligations, by any failure to perfect the Lender’s security interest in the Collateral, the subordination of the Lender’s Lien on the Collateral, the avoidance or invalidation of the Lender’s Lien, or by any other action or inaction which any First Lien Creditor may take or fail to take with respect to the Collateral.

2.2 Prohibition on Contesting Liens. This Agreement is intended solely to govern the respective Lien priorities as between the Lender and the Junior Loans Creditors and shall not impose on the Lender or the Junior Loans Creditors any obligations in respect of the disposition of proceeds of foreclosure of any Collateral which would conflict with any order or decree of any court or other governmental authority or any applicable law. Each Junior Loans Creditor agrees that it will not at any time contest the validity, perfection, priority, or enforceability of the First Lien Obligations, the First Lien Loan Documents, or the liens and security interests of the Lender in the Collateral securing the First Lien Obligations.

2.3 Agreement to Execute Releases. Notwithstanding anything to the contrary contained in any agreement between any Junior Loan Creditor and the Borrower, until the First Lien Obligations have been Paid in Full, only the Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer, release, or other disposition of the Collateral or take any action with respect to the Collateral without any consultation with or the consent of any Junior Loan Creditor. In the event that the Lender releases or agrees to release any of its Liens or security interests in any portion of the Collateral in connection with the sale or other disposition thereof, or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, the Junior Loans Creditors shall promptly consent to such sale or other disposition and promptly execute and deliver to the Lender such consent to such sale or other disposition, termination statements, and releases as the Lender shall reasonably request to effect the release of any interest, including Liens and security interests of the Junior Loans Creditors, attached or perfected in contravention of this Agreement or otherwise, in such Collateral. In the event of any sale, transfer, or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the First Lien Loan Documents until such time as the First Lien Obligations have been Paid in Full.

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3.	Enforcement.

3.1 Exercise of Remedies. Until the First Lien Obligations have been Paid in Full, the Lender shall have the exclusive right to manage, perform, and enforce (or not enforce) the terms of the First Lien Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder in such order and manner as it may determine in its sole discretion, including, without limitation, the exclusive right to take or retake control or possession of any Collateral and to make determinations regarding the release, disposition, or restrictions with respect to the Collateral, without any consultation with or the consent of any Junior Loan Creditor. In that regard, no Junior Loan Creditor shall, without the prior written consent of the Lender (i) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral in respect of any Junior Loan Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (ii) contest, protest, or object to any foreclosure proceeding or action brought with respect to the Collateral by the Lender in respect of the First Lien Obligations, or any other exercise by any such party of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise in respect of the First Lien Obligations, or (iii) object to the forbearance by the Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral in respect of First Lien Obligations. Notwithstanding the foregoing, the Junior Loans Creditors may, subject to Section 8.2 of this Agreement, file and defend proofs of claim against the Borrower in any Insolvency Proceeding involving the Borrower. The Lender shall not have any liability to any Junior Loan Creditor in respect of any Junior Loan Creditor’s failure to obtain repayment in full of the Junior Loan Obligations.

3.2 Waiver of Rights as Unsecured Creditors. Until the First Lien Obligations have been Paid in Full, the Junior Loans Creditors hereby waive all rights and remedies as unsecured creditors against the Borrower. Until the First Lien Obligations have been Paid in Full, no Junior Loans Creditor shall accept or receive any of the required payments of principal, premium, interest, fees, and other amounts due under the Junior Loan Documents. In the event any Junior Loans Creditor becomes a judgment lien creditor in respect of the Collateral, in contravention of this Agreement or otherwise, such judgment lien shall be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens securing the Junior Loan Obligations are so subordinated to such Liens securing the First Lien Obligations under this Agreement.

4.	Payments.

4.1 Application of Collateral Proceeds. If a First Lien Event of Default shall have occurred and be continuing, so long as the First Lien Obligations have not been Paid in Full and whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Collateral and any proceeds received in connection with the sale or other disposition of, or collection on, the Collateral upon the exercise of remedies shall be applied by the Lender to the First Lien Obligations in such order as specified in the First Lien Loan Documents until the First Lien Obligations shall have been Paid in Full. When the First Lien Obligations have been Paid in Full, the Lender shall deliver to the Junior Loans Creditors any Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Loans Creditors to the Junior Loan Obligations in such order as specified in the relevant Junior Loan Document.

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4.2 Payments Over. Unless and until the First Lien Obligations shall have been Paid in Full and whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Collateral and any proceeds thereof received by the Junior Loans Creditors, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of, and immediately paid over to, the Lender for the benefit of the Lender in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Lender is hereby authorized to make any such endorsements as agent for each of the Junior Loans Creditors and any other Junior Loan Creditor. This authorization is coupled with an interest and is irrevocable.

5.	Modifications and Amendments.

5.1 Modifications to First Lien Loan Documents. The Lender may at any time and from time to time without the consent of or notice to the Junior Loans Creditors, without incurring liability to any Junior Loans Creditor, and without impairing or releasing the obligations of the Junior Loans Creditors under this Agreement, change the manner or place of payment, or extend the time of payment of, or renew or alter any of the terms of the First Lien Obligations (including any increase in the amount thereof), or amend in any manner any First Lien Loan Document.

5.2 Modifications to Junior Loan Documents. Until the First Lien Obligations have been Paid in Full, and notwithstanding anything to the contrary contained in the Junior Loan Documents, the Borrower and the Junior Loans Creditors shall not, without the prior written consent of the Lender, agree to any amendment, modification, or supplement to the Junior Loan Documents if such amendment, modification, or supplement would add or change any terms in a manner materially adverse to the Borrower or the Lender (including, for the avoidance of doubt, any addition of any Junior Loan Event of Default not existing on the date hereof would be materially adverse to the Borrower and the Lender), or shorten the final maturity of the Junior Loan Obligations, or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

6.	Waiver of Certain Rights over Collateral by Junior Loans Creditors.

6.1 Marshalling. The Junior Loans Creditors hereby waive any rights they may have under applicable law to assert the doctrine of marshalling or to otherwise require the Lender to marshal any property of the Borrower for the benefit of the Junior Loan Creditors.

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6.2 Rights Relating to Lender’s Actions Regarding the Collateral. The Junior Loans Creditors hereby waive, to the extent permitted by applicable law, any rights which they or each of them may have to enjoin or otherwise obtain a judicial or administrative order preventing the Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Junior Loans Creditors hereby agree (a) that no Junior Loans Creditor has the right to direct or object to the manner in which the Lender applies the proceeds of the Collateral resulting from the exercise by the Lender of rights and remedies under the First Lien Loan Documents and (b) that the Lender has not assumed any obligation to act as the agent for the Junior Loans Creditors with respect to the Collateral. The Lender shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the First Lien Obligations have been Paid in Full. In exercising rights and remedies with respect to the Collateral, the Lender may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in its sole discretion. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC. In conducting any public or private sale under the UCC, the Lender shall give the Junior Loans Creditors written notice of such sale; provided, however, that 10 (ten) days’ notice shall be deemed to be commercially reasonable notice.

6.3 Preservation of Rights. The Lender shall have no duty to protect or preserve any rights pertaining to any of the Collateral in its possession and the Lender shall not have any liability to the Junior Loans Creditors for any claims and liabilities at any time arising with respect to the Collateral in its possession.

6.4 Bail e for Perfection. The Junior Loans Creditors, and each of them, acknowledges and agrees that to the extent that it (or its agent) retains physical possession or control of any of any Collateral, it (or its agent) shall hold such Collateral on behalf of the Lender so that for purposes of perfecting any Lien in any Collateral it acts and holds such Collateral on behalf of the Lender. Nothing in this Section 6.4 shall affect the relative priorities in and to the Collateral, all of which shall be governed by Section 2.1 of this Agreement.

7.	Representations and Warranties.

7.1 Junior Loans Creditors’ Representations and Warranties . The Junior Loans Creditors hereby represent and warrant to the Lender that as of the date hereof:

(a) the Junior Loans Creditors have the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action;

(b) the execution of this Agreement by the Junior Loans Creditors will not violate or conflict with the organizational documents of the Junior Loans Creditors, the Junior Loan Documents, or any law, regulation, or order, or require any consent or approval that has not been obtained; and

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(c) this Agreement is the legal, valid, and binding obligation of the Junior Loans Creditors, enforceable against the Junior Loans Creditors in accordance with its terms under the laws of each locality in which a Junior Loans Creditor resides, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. Specifically, courts or tribunals in each Junior Loans Creditor’s location will recognize and enforce:

(i) the choice of Wyoming law as the governing law of this Agreement;

(ii) the choice of Wyoming state courts or a federal court sitting in the District of Wyoming as the venue to adjudicate disputes arising out of or in connection with this Agreement; and

(iii) any judgment rendered by the courts referenced immediately above without reconsidering the merits of the case.

7.2 Lender Representations and Warranties. The Lender hereby represents and warrants to the Junior Loans Creditors that as of the date hereof:

(a) the Lender has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action;

(b) the execution of this Agreement by the Lender will not violate or conflict with the organizational documents of the Lender, the First Lien Loan Documents, or any law, regulation, or order or require any consent or approval that has not been obtained; and

(c) this Agreement is the legal, valid, and binding obligation of the Lender, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

8.	Insolvency Proceedings.

8.1 Subordination Agreement. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) ofthe Bankruptcy Code, shall be effective before, during, and after the commencement of an Insolvency Proceeding. All references in this Agreement to the Borrower shall include the Borrower as a debtor-in- possession and any receiver or trustee for the Borrower in any Insolvency Proceeding.

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8.2 Liquidation. Dissolution. Bankruptcy. In the event of any Insolvency Proceeding involving the Borrower:

(a) All First Lien Obligations shall first be Paid in Full and all commitments to lend under the First Lien Credit Agreement shall be terminated before any Distribution, whether in cash, securities, or other property, shall be made to the Junior Loans Creditors on account of any Junior Loan Obligations.

(b) Any Distribution, whether in cash, securities, or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Loan Obligations shall be delivered to the Lender and applied in accordance with the terms of the First Lien Loan Documents. Each Junior Loans Creditor irrevocably authorizes, empowers, and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian, conservator, or other Person having authority, to pay or otherwise deliver all such Distributions to the Lender as set forth above. The Junior Loans Creditors also irrevocably authorize and empower the Lender, in the name of the Junior Loans Creditors, to demand, sue for, collect, and receive any and all such Distributions.

(c) The Junior Loans Creditors agree not to initiate, prosecute, or participate in any claim, action, or other proceeding challenging the enforceability, validity, perfection, or priority of any portion of the First Lien Obligations or any Liens and security interests securing any portion of the First Lien Obligations.

(d) The Junior Loans Creditors agree that the Lender may consent to the use of cash collateral or provide debtor-in-possession financing to the Borrower on such terms and conditions and in such amounts as the Lender, in its sole discretion, may decide and, in connection therewith, the Borrower may grant to the Lender liens and security interests upon all of the property of the Borrower, which liens and security interests (i) shall secure payment of all First Lien Obligations owing to the Lender (whether such First Lien Obligations arose prior to the commencement of any Insolvency Proceeding or at any time thereafter) and all other financing provided by the Lender during such Insolvency Proceeding and (ii) shall be superior in priority to the Liens in favor of the Junior Loans Creditors on the property of the Borrower. Each Junior Loans Creditor agrees that it will not object to or oppose any such cash collateral usage or debtor-in-possession financing or any sale or other disposition of any property securing all of any part of the First Lien Obligations free and clear of security interests, liens, or other claims of any Junior Loans Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Lender have consented to such sale or disposition. Each Junior Loans Creditor agrees not to assert any right it may have to “adequate protection” of its interest in any Collateral in any Insolvency Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of the Lender; provided that, the Lender will not object to any request by the Junior Loans Creditors for adequate protection replacement liens on all prepetition and postpetition property of the Borrower upon which the Lender is also granted adequate protection replacement liens, with such liens in favor of the Junior Loans Creditors being subject in all respects to this Agreement; provided, further that, other than such replacement liens the Junior Loans Creditors will not seek any other form of adequate protection. Each Junior Loans Creditor waives any claim it may now or hereafter have against any First Lien Creditor arising out of the election of any First Lien Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency Proceeding. Each Junior Loans Creditor agrees that it will not provide, or offer to provide, any debtor-in-possession financing to the Borrower without the prior written consent of the Lender.

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(e) The Junior Loans Creditors agree to execute, verify, deliver, and file any proofs of claim in respect of the Junior Loan Obligations reasonably requested by the Lender in connection with any such Insolvency Proceeding and hereby irrevocably authorize the Lender to file such proofs of claim upon the failure of any Junior Loans Creditor to do so prior to three (3) Business Days before the expiration of the time to file any such proof of claim; provided, however, that the Lender shall not be permitted to vote such claim and all voting rights with respect thereto shall be retained by the Junior Loans Creditors. Each Junior Loans Creditor agrees not to vote for any plan of reorganization that does not provide for the prior payment in full of the First Lien Obligations or otherwise vote its claims or interests in any Insolvency Proceeding (including voting for, or supporting, confirmation of any plans of reorganization) in a manner that would be inconsistent with the Junior Loans Creditors’ covenants and agreements contained herein. For the avoidance of doubt, the Lender shall have no affirmative obligation to file any such proof of claim on behalf of the Junior Loans Creditors.

(f) The First Lien Obligations shall continue to be treated as First Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Lender and the Junior Loan Creditors even if all or part of the First Lien Obligations or the Liens or security interests securing the First Lien Obligations are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such Insolvency Proceeding. This Agreement shall be reinstated if at any time any payment of any of the First Lien Obligations is rescinded or must otherwise be returned by any holder of First Lien Obligations or any representative of such holder.

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(g) Each of the Borrower, the Lender, and each Junior Loans Creditor acknowledges and agrees with respect to the Collateral that (i) the grants of Liens on the Collateral pursuant to the First Lien Loan Documents and the Junior Loan Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the First Lien Obligations and the Junior Loan Obligations are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding of the Borrower. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is determined by a court of competent jurisdiction that the claims of the Lender and the Junior Loan Creditors in respect of any Collateral, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Lender shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, prepetition interest and other claims, all amounts owing in respect of postpetition interest, fees, costs, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such liquidation or Insolvency Proceeding, before any Distribution from, or in respect of, any such Collateral is made in respect of the claims held by any Junior Loan Creditor. Each Junior Loans Creditor hereby acknowledges and agrees to turn over to the Lender amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of the preceding sentence, regardless of whether such turnover has the effect of reducing the claim or recovery of any Junior Loans Creditor.

9.	Miscellaneous.

9.1 In the event of any conflict, inconsistency or ambiguity between any term, covenant, or condition of this Agreement and the and any term, covenant, or condition of the Junior Loan Documents, the term, covenant, or condition which best assures the payment and performance of the Obligations or enlarges the security interest of the Lender in and to the Collateral, shall prevail.

9.2 Continuing Subordination: Termination of Agreement. This is a continuing agreement of subordination and the Lender may continue, at any time and without notice to the Junior Loans Creditors, to extend credit or other financial accommodations and loan monies to, or for the benefit of, the Borrower on the faith hereof. This Agreement shall remain in full force and effect until the First Lien Obligations have been Paid in Full, after which this Agreement shall terminate without further action on the part of the parties hereto.

9.3 Amendments: Modifications. This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Lender and the Junior Loans Creditors, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar, or other circumstances unless specifically required hereunder.

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9.4 No Subrogation. The Junior Loans Creditors shall not be subrogated to the rights of the Lender with respect to receipt of Distributions on account of the Junior Loan Obligations unless and until all of the First Lien Obligations have been Paid in Full. For the purposes of such subrogation, no Distributions made to the holders of the First Lien Obligations to which any Junior Loan Creditor would be entitled except for this Agreement, and no payments made pursuant to the provisions of this Agreement to the Lender by such Junior Loan Creditor shall, as among the Borrower, its creditors, and such Junior Loan Creditor, be deemed to be a payment by the Borrower to or on account of the Junior Loan Obligations. The Junior Loans Creditors, agrees that in the event that all or any part of a payment made with respect to the First Lien Obligations is recovered from the holders of the First Lien Obligations in an Insolvency Proceeding or otherwise, any Distribution received by the Junior Loans Creditors with respect to the Junior Loan Obligations at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Junior Loans Creditors in trust as property of the holders of the First Lien Obligations and the Junior Loans Creditors shall forthwith deliver the same to the Lender for application to the First Lien Obligations, until the First Lien Obligations have been Paid in Full.

9.5 No impairment. No right of the Lender to enforce the provisions hereof shall at any time in any way be prejudiced or impaired by any act taken in good faith, or failure to act, which failure to act is in good faith, by the Lender or by any non-compliance by the Borrower with the terms and provisions and covenants herein. The Junior Loans Creditors and the Borrower agree not to take any action to avoid or to seek to avoid the observance and performance of the terms and conditions hereof and shall at all times in good faith carry out all such terms and conditions.

9.6 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Lender,/ and the Junior Loan Creditors, and the Borrower. The Lender may, from time to time, without notice to the Junior Loans Creditors, assign or transfer any or all of the First Lien Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the First Lien Obligations shall, subject to the terms hereof, be and remain First Lien Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the First Lien Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the First Lien Obligations, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. The Junior Loans Creditors further acknowledges that this Agreement will inure to the benefit of any third Person who refinances or succeeds to or replaces any or all of the First Lien Obligations, whether such successor financing or replacement occurs by transfer, assignment, or repayment, without the necessity of any further writing; provided, however, the Junior Loans Creditors agrees, upon the request of such third Person, to execute and deliver an agreement with such Person containing terms substantially identical to those contained herein (subject to changing names of parties, documents, and addresses, as appropriate).

Exhibit F - lntercreditor Agreement	Page 13 of 20

9.7 Lender’ Rights and Remedies. The rights, remedies, powers, and privileges of the Lender hereunder (hereinafter, the “Lender’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by any First Lien Creditor in exercising or enforcing any of the Lender’ Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by any First Lien Creditor of any of the Lender’ Rights and Remedies or of any ‘default or remedy under any other agreement with the Borrower or any Junior Loan Creditor shall operate as a waiver of any other default hereunder or thereunder. No exercise of the Lender’ Rights and Remedies and no other agreement or transaction, of whatever nature, entered into between any First Lien Creditor and the Junior Loan Creditors and/or between any First Lien Creditor and the Borrower at any time shall preclude any other or further exercise of the Lender’ Rights and Remedies. No waiver by any First Lien Senior Creditor of any of the Lender’ Rights and Remedies on any one occasion shall be deemed a continuing waiver. All of the Lender’ Rights and Remedies and all of the Lender’ rights, remedies, powers, and privileges under any other agreement with the Junior Loan Creditors and/or the Borrower shall be cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in their sole discretion may determine.

9.8 Notices: Service of Process.

(a) All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth in the Preamble above or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. Any party hereto may from time to time change its address for notices under this Section by giving at least ten (10) days’ prior written notice of such changed address or facsimile number to the other party hereto.

Exhibit F - lntercreditor Agreement	Page 14 of 20

(b) Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Each of the parties hereto hereby consents to service of process by registered mail, Federal Express or similar courier at the address listed in the Preamble above, it being agreed that service in such manner shall constitute, to the extent permitted by law, in every respect effective and valid service upon such party or its respective successors or permitted assigns in connection with any such action or proceeding; provided, however, that nothing in this Section 9 shall affect the right of any such parties or their respective successors and permitted assigns to serve legal process in any other manner permitted by applicable law. The Borrower and the Junior Loans Creditors hereby irrevocably appoint Slinger Bag Americas as its agent for receiving service of process and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at [INSERT ADDRESS] (or at such other United States address Borrower provides in accordance with Section 9).

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder upon three (3) Business Days’ notice to the other parties hereto.

9.9 Further Assurances. Each party to this Agreement will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.10 Headings. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

9.11 Counterparts: Integration: Effectiveness: Electronic Execution. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Lender,/ and the Junior Loans Creditors, and the Borrower and when the Lender shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

9.12 Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as to most fully achieve the intention of this Agreement.

Exhibit F - lntercreditor Agreement	Page 15 of 20

9.13 Specific Performance. The Lender may demand specific performance of this Agreement. The Junior Loan Creditors and the Borrower each hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Creditor.

9.14 Expenses. In the event that the Lender undertake any action that is reasonably necessary in order to enforce the provisions of this Agreement (whether or not suit is commenced), the Borrower shall pay all reasonable costs and expenses incurred by the Lender in connection therewith, including, without limitation, reasonable attorneys’ fees. Borrower agrees and acknowledges that any such costs and expenses are “Lender Expenses” as defined in the First Lien Credit Agreement.

9.15 Governing Law: Jurisdiction: Etc.

(a) This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Wyoming.

(b) The Junior Loans Creditors and the Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Lender , or any of their respective Related Parties in any way relating to this Agreement or the transactions contemplated hereby, in any forum other than the courts of the State of Wyoming sitting in Cheyenne County and of the United States District Court of the District of Wyoming, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation, or proceeding may be brought in any such Wyoming state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Junior Loans Creditors or the Borrower or its/their respective properties in the courts of any jurisdiction.

(c) The Junior Loans Creditors and the Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 9.08and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

9.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Signature page follows.

Exhibit F - lntercreditor Agreement	Page 16 of 20

IN WITNESS WHEREOF, the Lender has executed this Agreement as of the date first above written.

LENDER:

SB INVESCO LLC

By:	Chessler Holdings, LLC
Its:	Manager

By:	David Chessler
Its:	Chief Executive Officer

Exhibit F - lntercreditor Agreement	Page 17 of 20

IN WITNESS WHEREOF, the Borrower parties hereto have executed this Agreement as of the date first above written.

BORROWER:

SLINGER BAG, INC.

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG AMERICAS INC.

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG CANADA INC.

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG (UK) LTD.

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG LTD.

By:	Mike Ballardie
Its:	Chief Executive Officer

Exhibit F - lntercreditor Agreement	Page 18 of 20

IN WITNESS WHEREOF, the Junior Loans Creditors hereto have executed this Agreement as of the date first above written.

JUNIOR LOANS CREDITORS:

2672237 ONTARIO LIMITED

By:	Elisha Kalfa
Its:	Authorized Signatory

Midcity Capital Ltd.

By

Name: Title:	Authorised signatory

Yonah Kalfa, INDIVIDUALLY

Exhibit F - lntercreditor Agreement	Page 19 of 20

EXHIBIT A

1.	2672237 Ontario Limited Loan Agreements

(a) The loan agreement between the Borrower and Assig nor1 dated June 1, 2019 whereby the Assignor loaned the principal sum of $1,700,000 at the interest rate of 9.5%;

(b) The loan agreement between the Borrower and the Assignor dated October 7, 2019 whereby the Assignor loaned the principal sum of $500,000 at the interest rate of 9.5%;

(c) The loan agreement between the Borrower and the Assignor dated December 2, 2019 whereby the Assignor loaned the principal sum of $500,000 at the interest rate of 9.5%;

(d) The loan agreement between the Borrower and the Assignor dated December 11, 2019 whereby the Assignor loaned the principal sum of $700,000 at the interest rate of 9.5%;

(e) The loan agreement between the Borrower and the Assignor dated January 8, 2020 whereby the Assignor loaned the principal sum of $200,000 at the interest rate of 9.5%;

(f) The loan agreement between the Borrower and the Assignor dated February 28, 2020 whereby the Assignor loaned the principal sum of $200,000 at the interest rate of 9.5%;

(g) The loan agreement between the Borrower and the Assignor dated May 12, 2020 whereby the Assignor loaned the principal sum of $1,000,000 at the interest rate of 9.5%;

(h) The loan agreement between the Borrower and the Assignor dated July 3, 2020 whereby the Assignor loaned the principal sum of $500,000 at the interest rate of 9.5%;

(i) The loan agreement between the Borrower and the Assignor dated July 3, 2020 whereby the Assignor loaned the principal sum of $120,000 at the interest rate of 9.5%;

(j) The loan agreement between the Borrower and the Assignor dated August 10, 2020 whereby the Assignor loaned the principal sum of $250,000 at the interest rate of 9.5%;

(k) The loan agreement between the Borrower and the Assignor dated September 15, 2020 whereby the Assignor loaned the principal sum of $250,000 at the interest rate of 9.5%; and

(I) The loan agreement between the Borrower and the Assignor dated November 24, 2020 whereby the Assignor loaned the principal sum of $300,000 at the interest rate of 9.5%.

2.	Midcity Capital Ltd. Loan Agreement - 2.25% Promissory Note from Slinger Bag Inc. dated December 24, 2021 in the amount of $1,000,000, as extend by the extension agreement dated February 2, 2021.

3.	Yonah Kalfa Loan Agreement - The loan agreement between Slinger Bag Inc. and Yonah Kalfa dated March 25, 2021in the amount of $1,000,000.

1 Borrower means either Slinger Bag Inc. or Slinger Bag Americas Inc. (as the case may be) and Assignor means 2490585 Ontario Inc.

Exhibit F - lntercreditor Agreement	Page 20 of 20